EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, and 333-129421 on Form S-8 and 333-130404 on Form S-3ASR of our report dated March 13, 2006, relating to financial statements of Marina District Development Company, LLC and subsidiary appearing in the Annual Report on Form 10-K of Boyd Gaming Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 13, 2006